Exhibit 21.1

CATALENT, INC. SUBSIDIARIES

As of June 30, 2017
NAME (STATE OF ORGANIZATION)
WHOLLY OWNED SUBSIDIARIES OF CATALENT, INC.

1	Accucaps Industries Limited (CANADA)
2	Catalent Argentina S.A.I.C. (ARGENTINA)
3	Catalent Australia Holding Pty Ltd (AUSTRALIA)
4	Catalent Australia Pty Ltd (AUSTRALIA)
5	Catalent Belgium Holding S.A. (BELGIUM)
6	Catalent Belgium S.A. (BELGIUM)
7	Catalent Brasil Ltda (BAZIL)
8	Catalent China Holdings Limited (CAYMAN ISLANDS)
9	Catalent Cosmetics AG (SWITZERLAND)
10	Catalent CTS (Edinburgh) Limited (UNITED KINGDOM)
11	Catalent CTS (Kansas City), LLC (DELAWARE)
12	Catalent CTS (Singapore) Pvt Ltd (SINGAPORE)
13	Catalent CTS Informatics, Inc. (DELAWARE)
14	Catalent CTS UK Holding Limited (UNITED KINGDOM)
15	Catalent CTS, LLC (DELAWARE)
16	Catalent France Beinheim S.A. (FRANCE)
17	Catalent France Limoges Holding S.A.S. (FRANCE)
18	Catalent France Limoges S.A.S. (FRANCE)
19	Catalent Germany Eberbach GmbH (GERMANY)
20	Catalent Germany Holding II GmbH (GERMANY)
21	Catalent Germany Holding III GmbH (GERMANY)
22	Catalent Germany Schorndorf GmbH (GERMANY)
23	Catalent Italy Holding Srl (ITALY)
24	Catalent Italy S.p.A. (ITALY)
25	Catalent Japan K.K. (JAPAN)
26	Catalent Netherlands Holding B.V. (NETHERLANDS)
27	Catalent Pharma Solutions GmbH (SWITZERLAND)
28	Catalent Pharma Solutions Limited (UNITED KINGDOM)
29	Catalent Pharma Solutions, Inc. (DELAWARE)
30	Catalent Pharma Solutions, LLC (DELAWARE)
31	Catalent Pharmaceutical Consulting (Shanghai) Co., Ltd. (CHINA)
32	Catalent San Diego Inc. (CALIFORNIA)
33	Catalent (Shanghai) Clinical Trial Supplies Co Ltd. (CHINA)
34	Catalent Singapore Holdings Pte. Ltd. (SINGAPORE)
35	Catalent U.K. Packaging Limited (UNITED KINGDOM)
36	Catalent U.K. Swindon Zydis Limited (UNITED KINGDOM)
37	Catalent Uruguay S.A. (URUGUAY)

38	Catalent US Holding I, LLC (DELAWARE)
39	Catalent US Holding II, LLC (DELAWARE)
40	Catalent USA Packaging, LLC (DELAWARE)
41	Catalent USA Woodstock, Inc. (ILLINOIS)
42	Micron Technologies, Inc. (PENNSYLVANIA)
43	Micron Technologies Limited (UNITED KINGDOM)
44	MTI Pharma Solutions Limited (UNITED KINGDOM)
45	MTI Pharma Solutions, Inc. (DELAWARE)
46	Pharmapak Technologies Pty. Ltd. (AUSTRALIA)
47	PTS Intermediate Holdings LLC (DELAWARE)
48	R.P. Scherer Technologies, LLC (NEVADA)
49	Redwood Bioscience Inc. (DELAWARE)
50	Zhejiang Catalent Jiang Yuan Tang Biotechnology Co., Ltd. (CHINA)
51	R.P. Scherer DDV B.V. (NETHERLANDS)